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                                                                   EXHIBIT 10.10

                              SETTLEMENT AGREEMENT


         This SETTLEMENT AGREEMENT (the "Agreement") is made as of April 27, 2000 by and between COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company"), and DENNIS E. HILLER ("Executive").

                              W I T N E S S E T H:

         WHEREAS, Executive has been employed by the Company as President - Collins & Aikman North American Interior Systems Group pursuant to the terms of that certain Employment Agreement between Executive and the Company dated January 20, 1999 (the "Employment Agreement"); and

         WHEREAS, the Company and Executive agree that Executive's employment with the Company was terminated effective as of April 30, 2000; and

         WHEREAS, the Company and Executive desire to confirm in this Agreement the payments and other benefits to be provided to Executive resulting from such termination;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Separation Date. Executive's termination of employment with the Company shall be effective as of April 30, 2000 (the "Separation Date").

         2. Pre-Separation Date Expenses. The Company and Executive agree that the Company has fully reimbursed Executive for all travel, entertainment and any other miscellaneous business or other reimbursable expenses incurred by Executive prior to the Separation Date.

         3. Accrued Vacation. The Company shall pay to Executive Thirteen Thousand Eight Hundred and Eighty Nine ($13,889), less applicable payroll deductions and withholdings, said amount being equal to Executive's accrued but unused vacation as of the Separation Date, to be paid in a lump sum on June 1, 2000.

         4. Salary Adjustment. As soon as practicable after the execution and delivery of this Agreement and the expiration of the revocation period described in Paragraph 11(e) below, the Company shall pay to Executive Ten Thousand Six Hundred Forty Dollars ($10,640), less applicable payroll deductions and withholdings, said amount being equal to an adjustment in Executive's base salary for the period commencing January 20, 1999 and ending March 1, 1999 to be paid in a lump sum on June 1, 2000.

         5. Bonus Plan. Executive will receive a pro rata bonus under the Company's annual Executive Incentive Compensation Plan (the "EIC Plan") for 2000. The Company guarantees

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that the pro rata bonus shall be no less than a pro rata payment of the target bonus or $66,666.67. The pro rata bonus, less applicable payroll deductions and withholdings, will be paid to Executive on or before March 31, 2001.

         6. Salary Continuation. During the twelve (12) month period from the Separation Date through April 30, 2001. Executive shall continue to receive Executive's base salary in the annual amount of Four Hundred Thousand Dollars ($400,000), less applicable payroll deductions and withholdings, payable in accordance with the Company's normal payroll practices and procedures in effect from time to time. If Executive has met all terms and conditions of the agreement as of April 30, 2001 he shall receive remainder in a lump-sum payment.

         7. Continuation of Certain Benefits. The Company shall provide Executive and his qualified beneficiaries the opportunity to continue health coverage under the Company's health plans under Section 4980B of the Internal Revenue Code of 1986 and Part 6 of subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended May 1, 2000, shall be kthe beginning date for measuring the maximum continuation period under COBRA. During the twelve month (12) month period from the Separation Date through April 30, 2001, if Executive elects to continue to receive Executive's current health benefits (other than the annual executive medical examination and participation in the Company's executive medical and long-term disability plans), the Company agrees to pay the applicable active Company contributions from time to time for the relevant coverages in effect from time to time; provided, however, that such Company payments shall cease prior to the expiration of such twelve (12) month period to the extent that Executive actually receives health benefits from a subsequent employer of Executive during such period, and Executive shall report any such benefits actually received to the Company. Notwithstanding anything herein to the contrary, the Company reserves the right to change the design and terms of the applicable plans from time to time and Executive shall be treated consistent with changes implemented for other active employees. All benefits and perquisites provided to Executive by the Company during the period of his employment not expressly referenced in this Paragraph shall terminate effective as of the Separation Date.

         8. Purchase of Automobile. Executive shall purchase the automobile furnished to him by the Company at a price equal to the automobile's current fair market value of Thirty-Two Thousand Dollars ($32,000). The purchase price of the automobile shall be deducted from Executive's pro rata bonus under the EIC Plan described in Paragraph 5 above.

         9. Stock Options. As of the Separation Date, all stock options granted to Executive under the Collins & Aikman Corporation 1994 Employee Stock Option Plan shall immediately vest. Executive shall be permitted to exercise the options at any time prior to the earlier of (i) the original expiration date of such options or (ii) October 31, 2000. Any outstanding unexercised options as of October 31, 2000 shall lapse as of such date.

         10. Relocation Expenses. In the event Executive and his family shall relocate to North Carolina during the period from the Separation Date through April 30, 2002, the Company shall cause Executive to have access to the special moving rates, at Executive's own expense, otherwise available only to the Company through its corporate relocation policy provided the relocation expenses are not otherwise reimbursable from another entity.

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         11. Release of the Company. Executive, on behalf of himself and his heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Company, its affiliates, and each and every one of their respective present and former directors, officers, employees, agents, successors and assigns from and against any and all claims, demands, damages, actions, causes of action, costs and expenses, which Executive now has, may ever have had or may have hereafter upon or by reason of any matter, cause or thing occurring, done or omitted to be done prior to the date of this Agreement, including without limitation all claims he may have under any state or federal statute or law governing or applying to Executive's employment with the Company, its subsidiaries or affilitates. and all rights and claims the Executive has or might have under (i) the Employment Agreement, (ii) that certain Change in Control Agreement between Executive and Collins & Aikman Corporation, (iii) the Age Discrimination in Employment Act of 1967, as amended ("ADEA") and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); provided, however, that this release shall not apply to any claims which Executive may have for the payment or provision of the benefits under this Agreement or under any agreements, plans, contracts, documents or programs described or referenced in this Agreement. For purposes of this Agreement, "Employment-Related Claims" means all rights and claims Executive has or may have related to his employment by or status as an employee, officer or director of the Company or any of its affiliates or to any employment practices and policies of the Company or its affiliates.

         Executive acknowledges and agrees that he has read this release in its entirety and that this release is a general release of all known and unknown claims, including rights and claims arising under ADEA. Executive further acknowledges and agrees that:

         (a) This release does not release, waive or discharge any rights or claims that may arise for actions or omissions after the date of this Agreement;

         (b) Executive is entering into this Agreement and releasing, waiving and discharging rights or claims only in exchange for consideration which he is not already entitled to receive;

         (c) Executive has been advised, and is being advised by this release, to consult with an attorney before executing this Agreement;

         (d) Executive has been advised, and is being advised by this release, that he has up to twenty-one (21) days within which to consider this release; and

         (e) Executive is aware that this release will not become effective or enforceable until seven (7) days following his execution of this Agreement and that he may revoke this release at any time during such period by delivering (or causing to be delivered) to the Company at the address provided in Paragraph 15 hereof written notice of his revocation of this release no later than 5:00 p.m. eastern time on the seventh (7th) full date following his execution of this Agreement.

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         12. Covenants of Executive.

         (a) Return of Property. Executive shall return to the Company all property of the Company in or under Executive's possession or control, including without limitation all tangible confidential information described in Paragraph 12(d) below.

         (b) Non-Competition. Executive shall not compete in North America with the Company or its subsidiaries or affiliates in any way whatsoever that is related to the automotive carpeting, mats, headliners, plastics and/or automotive acoustic business, industry and/or services during the period from the Separation Date through April 30, 2001. Without limiting the generality of the foregoing, Executive shall not, during such period of time, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, member, partner, officer, employee, trustee, director, shareholder or in any other capacity, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or furnish any capital to, or be connected in any manner with or provide any services as a consultant for any business which currently competes or competes in the future with the business of the Company, its parent company or their subsidiaries or affiliates as it may be conducted from time to time in the automotive carpeting, mats, headliners, plastics, and/or automotive acoustic business, industry and/or services related fields; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to preclude Executive from owning not more than 5% of the publicly traded securities of any entity which competes with the Company, its parent company or their subsidiaries or affiliates in the automotive carpeting and/or automotive acoustic business, industry and/or services related fields.

         (c) Non-Solicitation. Executive shall not during the period from the Separation Date through April 30, 2001, directly or indirectly (i) solicit, for employment or facilitate the solicitation of or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of the Company or any of its subsidiaries or affiliates at any time on or after April 12, 2000 or (ii) induce or attempt to induce any employee of the Company or any of its subsidiaries or affiliates to terminate such employment.

         (d) Confidential Information. Executive shall keep confidential all confidential information of the Company and any of its subsidiaries or affiliates and will not use or disclose such information to any person without the prior written approval of the Board of Directors of the Company or use such information for any purpose whatsoever. It is understood that for purposes of this Agreement the term "confidential information" shall be construed broadly to include all information or compilations of information which (i) is, or designed to be, used in the business of the Company (or any of its subsidiaries or affiliates) or results from its (or their) research or development activities,
(ii) is private or confidential in that it is not generally known or available to the public and (iii) gives the Company (or any of its affiliates) an opportunity to obtain an advantage over competitors who do not know or use it.

         (e) Cooperation. Executive shall promptly notify the Company of any threatened, pending or completed investigation, claim, action, arbitration, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), in which he may be involved, whether as an actual or potential party or witness or otherwise, or with respect to which he may receive

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requests for information, by reason of his association with the Company or any of its subsidiaries or affiliates. Executive shall cooperate fully with the Company and its subsidiaries and affiliates in connection with any Proceeding at no expense to the Company or any of its subsidiaries or affiliates other than the reimbursement of Executive's reasonable out-of-pocket expenses. Executive shall not disclose any confidential or privileged information in connection with any Proceeding without the prior written consent of the Company and shall give prompt notice to the Company of any request therefor.

         (f) Acknowledgement Regarding Covenants. Executive acknowledges and agrees that the promises and restrictive covenants set forth in this Paragraph 12 are reasonable and necessary to protect the legitimate interest of the Company and are reasonably limited in time, scope and territory. Executive acknowledges that, given his former position and the information he possesses regarding the Company and their operations, the business of the Company, its subsidiaries and/or its affiliates, would be substantially and materially damaged in the event of any violation of the promises and covenants herein contained, and the Company shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order for specific performance of any such promise or covenant and (ii) an injunction restraining the violation or threatened violation of any such promise or covenant. In the event a court determines that any provision(s) regarding these restrictive covenants is (are) unenforceable, the parties mutually agree that the court shall modify the provision(s) to make them enforceable and shall full enforce any modified provisional(s).

         13. Confidentiality. Executive hereby covenants and agrees to keep in full confidence all information concerning this Agreement except (i) to the extent disclosure is or may be required by applicable law or (ii) to the extent disclosure to Executive's legal counsel and personal financial advisors is reasonably necessary in connection with Executive's consideration of the terms of this Agreement or Executive's personal financial dealings. Executive acknowledges and agrees that the Company shall be entitled to enforce specifically the covenant in this paragraph by seeking an injunction against Executive in addition to any other remedies available to the Company at law or in equity.

         14. Non-Disparagement. Executive and the Company agree not to disparage the other party, and the other party's officers, directors, employees, shareholders, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both Executive and the Company shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

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         15. Notice. Any notice required to be given by one party to the other party hereunder shall be deemed effective if mailed by certified of registered mail:

     To the Company:           Collins & Aikman Products Co.
                               5755 New King Court
                               Troy, Michigan  48098
                               Attention:  Chairman and Chief Executive Officer

     To Executive:             Dennis E. Hiller
                               1620 Rathmor Road
                               Bloomfield Hills, 48304

         16. Governing Law. This Agreement and all rights and obligations of the parties shall be construed and interpreted under and pursuant to the laws of the State of Michigan.

         17. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements with respect to the subject matter hereof, including without limitation the Employment Agreement. Any amendment to this Agreement must be in writing and signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date and year first above written.

                                       COLLINS & AIKMAN PRODUCTS CO.


                                       By: /s/ Thomas E. Evans
                                           -------------------------------------
                                           Thomas E. Evans
                                           Chairman of the Board & CEO



                                       /s/ Dennis E. Hiller
                                       -----------------------------------------
                                       Dennis E. Hiller

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